Exhibit 31.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

I, Mark C. Jaksich, certify that:

1.              I have reviewed this annual report on Form 10-K for the year ended December 27, 2014 of Valmont Industries, Inc.;

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ MARK C. JAKSICH
Mark C. Jaksich
Executive Vice President and Chief Financial Officer

Date: July 13, 2015